                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   Belk, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  (BELK LOGO)

                             2801 West Tyvola Road
                        Charlotte, North Carolina 28217

                                                                     May 3, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held on May 26, 1999 at 2801 West Tyvola Road, Charlotte, North Carolina 28217. The meeting will begin promptly at 11:00 a.m., local time.

     The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

     Please date, sign and return your proxy in the enclosed envelope at your convenience to assure that your shares will be represented at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

     You are invited to attend a luncheon immediately after the stockholder's meeting. Please return the enclosed RSVP form by May 16, 1999 to help us in our planning of this event. Parking will be available in the visitors' parking lot adjacent to Yorkmont Road near the north entrance of the building.

     On behalf of your Board of Directors, thank you for your continued support and interest in Belk, Inc.

                                       Sincerely,
                                       /s/ John M. Belk
                                       John M. Belk
                                       Chairman of the Board and
                                       Chief Executive Officer

                                  (BELK LOGO)

                                   BELK, INC.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 26, 1999
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Belk, Inc. (the "Company") will be held at 2801 West Tyvola Road, Charlotte, North Carolina 28217, on Wednesday, May 26, 1999, at 11:00 a.m., local time, for the following purposes:

          (i) To elect three (3) directors to terms expiring at the 2002 annual meeting of stockholders; and

          (ii) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 23, 1999 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. A list of stockholders as of the close of business on April 23, 1999 will be available at the Company's offices for examination during normal business hours by any stockholder during the period from May 16, 1999 through the Annual Meeting.

     Your attention is directed to the Proxy Statement provided with this Notice.

                                          By Order of the Board of Directors
                                          /s/ Ralph A. Pitts
                                          Ralph A. Pitts
                                          Executive Vice President,
                                          General Counsel and Secretary

Charlotte, North Carolina
May 3, 1999

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                   BELK, INC.
                             2801 WEST TYVOLA ROAD
                        CHARLOTTE, NORTH CAROLINA 28217
                             ---------------------
                                PROXY STATEMENT
                             ---------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 26, 1999

                                                                     May 3, 1999

     The enclosed form of proxy is solicited by the Board of Directors of Belk, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 26, 1999, at 11:00 a.m., local time, and any adjournment thereof. The Annual Meeting will be held at the principal executive offices of the Company, which are located at 2801 West Tyvola Road, Charlotte, North Carolina 28217. When the enclosed form of proxy is properly executed and returned, the shares it represents will be voted as directed at the meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted IN FAVOR of the proposals set forth in the notice attached hereto. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking such proxy or (ii) a duly executed proxy bearing a later date. Furthermore, if a stockholder attends the meeting and elects to vote in person, any previously executed proxy is thereby revoked.

     Only stockholders of record as of the close of business on April 23, 1999 will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 55,196,065 shares of Class A common stock, $.01 par value (the "Class A Common Stock") and 30,718 shares of Class B common stock, $.01 par value (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"). Each share of Class A Common Stock is entitled to ten votes. Each share of Class B Common Stock is entitled to one vote. No cumulative voting rights are authorized and appraisal rights for dissenting stockholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to stockholders of record on or about May 3, 1999.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the meeting, who will also determine whether a quorum is present for the transaction of business. A quorum for the transaction of business at the Annual Meeting shall exist if the holders of the outstanding shares of both Class A Common Stock and Class B Common Stock taken together, entitled to vote, and constituting a majority of the total votes of such Common Stock are represented at the Annual Meeting, either in person or by proxy. Abstentions will be treated as shares that are present and entitled to vote with respect to the proposals described herein and for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Broker non-votes will not be counted as shares present and entitled to vote with respect to the proposals described herein.

     The affirmative vote of a plurality of the votes represented by the shares of both Class A Common Stock and Class B Common Stock, taken together, present in person or represented by proxy at the Annual Meeting and entitled to vote, is required to elect the directors. With respect to any other matter that may properly come before the meeting for stockholder consideration, abstentions will be counted in determining the minimum number of affirmative votes required for approval of any matter presented for stockholder consideration and, accordingly, will have the effect of a vote against any such matter. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration.

                             ELECTION OF DIRECTORS

     Under the Certificate of Incorporation (the "Certificate") and Bylaws (the "Bylaws") of the Company, the number of directors on the Company's Board of Directors (the "Board") may be fixed by resolution of a majority of the Board at any number between two and eighteen members. The Certificate and Bylaws also divide the Board into three classes designated as Class I, Class II and Class
III. Pursuant to the Certificate and Bylaws, the Board has nominated the persons set forth below as Class I directors, to serve a three-year term that will expire at the annual meeting of stockholders in 2002.

                               THOMAS M. BELK, JR.
                               J. KIRK GLENN, JR.
                               SARAH BELK GAMBRELL

     Management of the Company and the Board recommend the election of Mr. Thomas M. Belk, Jr., Mr. J. Kirk Glenn, Jr. and Mrs. Sarah Belk Gambrell for the office of Class I director, to hold office for a three-year term and until their successors are duly elected and qualified. In addition to the three nominees, there are six other directors continuing to serve on the Board, whose terms expire in 2000 and 2001. See "Management of the Company -- Directors."

     The Board has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominees, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than three directors. The election of the nominees to the Board requires the affirmative vote of a plurality of the votes represented by the shares of both Class A Common Stock and Class B Common Stock taken together, present in person or represented by proxy at the Annual Meeting and entitled to vote.

                           MANAGEMENT OF THE COMPANY

DIRECTORS

     Set forth below are the nominees for election to the Board as Class I directors and the current directors serving as Class II and Class III directors. Also set forth below as to each nominee and current director is his or her age, the year in which he or she was first elected a director, a brief description of his or her principal occupation and business experience during the past five years, directorships of certain companies presently held by him or her, and certain other information, which information has been furnished by the respective individuals.

CLASS I DIRECTORS

NOMINEES FOR ELECTION -- TERM EXPIRING 2002

MR. THOMAS M. BELK, JR.
Age 44
Director Since 1998

     Mr. Belk has been President, Store Divisions and Real Estate of the Company since May 1998 and is an officer and director of various subsidiaries of the Company. Mr. Belk also served as an officer and director of most of the 112 separate Belk companies (the "Belk Companies") until May 1998. Mr. Belk has been employed in the Belk retail organization in various positions since 1981. Mr. Belk serves on the Boards of Advisors of the Wachovia Bank, N.A., Kenan Flagler Business School at UNC-Chapel Hill and the University of North Carolina at Charlotte Foundation. He serves on the Boards of Directors of the Mecklenburg County Council of Boy Scouts of America, Charlotte Country Day School, American Humanics, Inc., Research Triangle Foundation of North Carolina, Presbyterian Hospital Foundation, Carolinas HealthCare System and the Foundation for the Carolinas. Mr. Belk is the brother of H.W. McKay Belk and John R. Belk and the nephew of John M. Belk and Sarah Belk Gambrell.

MR. J. KIRK GLENN, JR.
Age 56
Director Since 1998

     Mr. Glenn served on the Boards of Directors of a number of the Belk Companies until May 1998 and currently serves on the Board of Directors of BSS. Mr. Glenn is the Chairman and Manager of Quality Oil Company, LLC and is a Director of Reliable Tank Line, Limited Partnership in Winston-Salem, North Carolina. He also serves on the Boards of Directors of Crisis Control Ministry, Special Children's School, and Winston-Salem Business, Inc. Mr. Glenn is on the Forsyth County Advisory Board of Wachovia Bank, N.A.

MRS. SARAH BELK GAMBRELL
Age 81
Director Since 1998

     Mrs. Gambrell served as a director of many of the Belk Companies until May 1998 and served as Vice Chairman and President of various Belk Companies for many years. She is on the Board of the Union Seminary/Presbyterian School of Christian Education in Richmond, Virginia, Princeton Theological Seminary (Emeritus), Warren Wilson College, Furman University, Johnson C. Smith University, the North Carolina Community Foundation, the Parkinson's Diseases Foundation in New York, New York, the National Board of the YWCA, YWCA of New York City (Honorary), Community School of the Arts in Charlotte, N.C., WDAV in Davidson, N.C., the Charlotte Philharmonic, the Cancer Research Institute (Honorary), and is a member of the Fashion Group of New York. Mrs. Gambrell is the sister of John M. Belk and the aunt of Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk.

CLASS II DIRECTORS

INCUMBENT DIRECTORS -- TERM EXPIRING 2000

MR. H. W. MCKAY BELK
Age 42
Director Since 1998

     Mr. Belk has been President, Merchandising and Marketing of the Company since May 1998 and is an officer and director of various subsidiaries of the Company. Mr. Belk also served as an officer and director of most of the Belk Companies until May 1998. Mr. Belk has been employed in the Belk retail organization in various positions since June 1979. Mr. Belk serves on the Boards of Directors of Charlotte Chamber of Commerce, Coca-Cola Consolidated Bottling Co., the Charlotte Latin School and Crossnore Schools, and is on the Board of Visitors of the University of North Carolina at Charlotte. Mr. Belk is the brother of Thomas M. Belk, Jr. and John R. Belk and the nephew of John M. Belk and Sarah Belk Gambrell.

MR. KARL G. HUDSON, JR.
Age 79
Director Since 1998

     Mr. Hudson was employed in the Belk store organization from 1933 until his retirement in 1989. During that time, he served in many positions in the organization, including Executive Vice President, Partner and as a director of the Hudson-Belk Company from 1967 until 1989. He also served as Executive Vice President, Partner and as a director of the Belk-Hudson group of stores in Alabama and Mississippi from 1974 until 1989. Mr. Hudson served as a director of a number of the Belk Companies until May 1998 and has also served on numerous management committees of BSS. Mr. Hudson has served on the Board of Directors and as President of PMC, Inc., a hotel and real estate investment company. He has also served as a member of the Boards of Directors of Carolina Power & Light Company, the Durham Corporation, Davidson College, St. Andrews College, Peace College and Union Theological Seminary, the Raleigh Chamber of Commerce, the United Fund and the Raleigh Merchant's Bureau.

MR. B. FRANK MATTHEWS, II
Age 71
Director Since 1998

     Mr. Matthews has been a Divisional President of the Company since May 1998. Mr. Matthews has been employed by the Belk store organization since 1937, and served as Executive Vice President, Partner and as a director of the Matthews-Belk group from 1971 to May 1998. Mr. Matthews serves on numerous committees of BSS, including service as Chairman of the Employee Benefits Committee of BSS. Mr. Matthews has served as Chairman of the Board of Directors and director of the Gastonia Federal Savings & Loan Association, director of Public Service Co. of North Carolina, Inc., President of the Community Foundation of Gaston County and a member of the Board of Trustees of the First Gaston Foundation. Mr. Matthews has also served as President of the Gastonia Downtown Development Corporation, the Gaston County United Way and the Gastonia Merchant's Association. He has been a director of the Gastonia Chamber of Commerce, the Gastonia YMCA, the Gastonia Industrial Diversification Commission and the Gastonia Kiwanis Club, and trustee of Davidson College and Chatham Hall.

CLASS III DIRECTORS

INCUMBENT DIRECTORS -- TERM EXPIRING 2001

MR. JOHN M. BELK
Age 79
Director Since 1998

     Mr. Belk has been Chairman of the Board and Chief Executive Officer of the Company since May 1998 and is an officer and director of various subsidiaries of the Company. Mr. Belk served as Chairman of the Board of most of the Belk Companies for many years and as the Chief Executive Officer of most of the Belk Companies for more than 40 years. Mr. Belk was Mayor of the City of Charlotte from June 1969 until December 1977. Mr. Belk is a Director emeritus of Wachovia Corporation and Quantum Chemical Corporation and serves on the Boards of Directors of Lowe's Companies, Coca-Cola Bottling Co. Consolidated, Inc. and Texas Industries, Inc., and has also served on the Board of PMC, Inc. He is a past Chairman of the National Retail Federation. He is on the Board of Trustees of Davidson College, Union Theological Seminary, the Board of Visitors of the University of North Carolina at Charlotte, the North Carolina Counsel on Management and Development and the Business Partnership Foundation of the University of South Carolina, Columbia. Mr. Belk is the brother of Sarah Belk Gambrell and the uncle of Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk.

MR. JOHN R. BELK
Age 40
Director Since 1998

     Mr. Belk has been President, Finance, Systems and Operations of the Company since May 1998 and is an officer and director of various subsidiaries of the Company. Mr. Belk also served as an officer and director of most of the Belk Companies until May 1998. Mr. Belk has been employed in the Belk retail organization in various positions since 1986. Mr. Belk serves on the Boards of Directors of Alltel Corporation, First Union National Bank, N.A., Ruddick Corporation and Presbyterian Health Services Corp. He also serves on the Boards of Central YMCA and United Way of Central Carolinas. Mr. Belk is the brother of Thomas M. Belk, Jr. and H.W. McKay Belk and the nephew of John M. Belk and Sarah Belk Gambrell.

MR. JOHN A. KUHNE
Age 55
Director Since 1998

     Mr. Kuhne served as a director of a number of the Belk Companies and as President of Belk-Simpson Company, Greenville, South Carolina from 1983 to May 1998. He is currently employed by the Company and serves as Vice Chairman of the Employee Benefits Committee. He is also Vice Chairman of the Board of

Directors of Summit Financial Corporation and is a past trustee of Presbyterian College and Furman University.

OPERATION OF THE BOARD OF DIRECTORS

     Audit Committee. The Company has an Audit Committee of the Board which is composed of Messrs. Karl G. Hudson, Jr., B. Frank Matthews, II, J. Kirk Glenn, Jr., John A. Kuhne and John R. Belk. The Audit Committee is responsible for, among other things, recommending the engagement of the Company's independent auditors, reviewing with the independent auditors the plans and results of the audit engagement, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board. During fiscal year 1999, the Audit Committee held two meetings.

     Executive Committee. The Company has an Executive Committee of the Board which is composed of Messrs. John M. Belk, Thomas M. Belk, Jr., H. W. McKay Belk and John R. Belk. The Executive Committee possesses all of the powers of the Board, except the power to authorize the issuance of stock, approve mergers, declare dividends and certain other powers specifically reserved under the Delaware General Corporation Law to the Board. The Executive Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board. The Executive Committee is expected to act in circumstances where it is not feasible or is impractical to obtain full Board action or as otherwise directed by the Board. During fiscal year 1999, the Executive Committee held no formal meetings, but took various actions by written consent.

     The Company does not have a nominating committee.

MEETINGS OF DIRECTORS

     During the fiscal year ended January 30, 1999, the Board held three regular meetings. All of the directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, with the exception of B. Frank Matthews, III, who attended 60% of such meetings.

DIRECTORS' COMPENSATION

     The Company pays its directors an annual fee of $20,000, a meeting fee of $1,000 for attendance (in person or by telephone) at each meeting of the Board and reimbursement of expenses incurred in attending such meetings.

                       MANAGEMENT COMMON STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of April 15, 1999 by (i) each of the Company's directors, (ii) the Company's named executive officers (as hereinafter defined) and (iii) such directors and all executive officers as a group.

                                                                                   SHARES OF
                                                                                    CLASS B
                                                 SHARES OF CLASS A     PERCENT    COMMON STOCK   PERCENT
                                                   COMMON STOCK           OF      BENEFICIALLY      OF
NAME                                           BENEFICIALLY OWNED(1)   CLASS(2)     OWNED(1)     CLASS(3)
----                                           ---------------------   --------   ------------   --------
John M. Belk(4)(5)(6)(7)(8)(9)(10)(11).......       18,188,113           33.0%           0            *
Thomas M. Belk, Jr. (5)(8)(9)(12)............        7,021,111           12.7            0            *
H. W. McKay Belk (5)(8)(9)(13)...............        6,784,819           12.3            0            *
John R. Belk (5)(8)(9)(14)...................        6,778,769           12.3            0            *
Sarah Belk Gambrell (10)(11).................        9,687,509           17.6            0            *
J. Kirk Glenn, Jr. (15)(16)(17)..............        4,468,569            8.1            0            *
Karl G. Hudson, Jr...........................            5,451              *            0            *
B. Frank Matthews, II (18)(19)(20)(21).......          806,830            1.5            0            *
John A. Kuhne (22)...........................          311,636              *            0            *
Ralph A. Pitts...............................                0              *        6,000         19.5%
All executive officers and directors as a
  group (13 persons).........................       35,159,013           63.7%       6,200         20.2%

---------------

  * Beneficial ownership represents less than 1% of the applicable class of the Company's outstanding Common Stock.
 (1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities to which he has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.
 (2) 55,196,065 shares of Class A Common Stock were outstanding as of April 15, 1999.
 (3) 30,718 shares of Class B Common Stock were outstanding as of April 15,
     1999.
 (4) Includes 2,079,910 shares held by Montgomery Investment Company, of which John M. Belk is the majority shareholder.
 (5) Includes 1,484,374 shares held by Brothers Investment Company, which corporation is equally owned by John M. Belk and the Estate of Thomas M. Belk. Voting and investment power is shared by John M. Belk, Katherine McKay Belk, Katherine Belk Morris, Thomas M. Belk, Jr., H. W. McKay Belk, John R. Belk and Leroy Robinson.
 (6) Includes 15,448 shares held by Mary Claudia, Inc., of which John M. Belk is the majority shareholder.
 (7) Includes 6,555 shares held by Claudia Watkins Belk Grantor Trust dated 2/23/96, 21,862 shares held by Claudia W. Belk, Tr. u/a/ f/b/o Mary Claudia Belk, and 102,070 shares held by Mary Claudia Belk Irrevocable Trust dated 1/4/94. Claudia W. Belk, Trustee, is John M. Belk's wife.
 (8) Includes 444,212 shares held by Milburn Investment Company, of which the Estate of Thomas M. Belk is the sole shareholder. Voting and investment power is shared by the Executors of the Estate, who are John M. Belk, Katherine McKay Belk, Katherine Belk Morris, Thomas M. Belk, Jr., H. W. McKay Belk, John R. Belk and Leroy Robinson.

 (9) Includes 3,510,610 shares held by Thomas M. Belk, Trustee dated September 15, 1993. Voting and investment power is shared by the Trustees, who are John M. Belk, Katherine McKay Belk, Katherine Belk Morris, Thomas M. Belk, Jr., H. W. McKay Belk, John R. Belk and Leroy Robinson.
(10) Includes 1,140,080 shares held in several trusts established by the Will of
     W. H. Belk for the benefit of his children. Voting and investment power of the trusts for John M. Belk and Thomas M. Belk is shared by John M. Belk, Sarah Belk Gambrell, Henderson Belk and W. H. Belk, Jr. Voting and investment power of the trusts for Sarah Belk Gambrell, W. H. Belk, Jr. and Henderson Belk is shared by John M. Belk, Sarah Belk Gambrell, Henderson Belk, W. H. Belk, Jr. and Irwin Belk.
(11) Includes 1,436,385 shares held in several trusts established by the Will of Mary I. Belk for the benefit of her children. Voting and investment power of the trusts for John M. Belk and Thomas M. Belk is shared by John M. Belk, Sarah Belk Gambrell, Henderson Belk and W. H. Belk, Jr. Voting and investment power of the trusts for Sarah Belk Gambrell, W. H. Belk, Jr. and Henderson Belk is shared by John M. Belk, Sarah Belk Gambrell, Henderson Belk, W. H. Belk, Jr. and Irwin Belk.
(12) Includes 227,311 shares held by Thomas M. Belk, Jr. as custodian for his minor children, 227,659 shares held as custodian for the minor children of his brother, H. W. McKay Belk, and 29,269 held by his wife, Sarah F. Belk.
(13) Includes 248,720 shares held by H. W. McKay Belk as custodian for his minor children and 30,780 shares held by his wife, Nina F. Belk.
(14) Includes 206,689 shares held by John R. Belk as custodian for his minor children and 27,333 shares held by his wife, Kimberly D. Belk.
(15) Includes 871 shares held by his wife, Madlon C. Glenn.
(16) Includes 1,501,410 shares held by James K. Glenn, Jr., Trustee under Will of Daisy Belk Mattox, 587,582 shares held by John Belk Stevens Trust U/W
     ITEM III, Section C f/b/o James Kirk Glenn, Jr., et al, and 391,897 shares held by John Belk Stevens Trust U/W ITEM III, Section A f/b/o Sara S. Glenn. Voting and investment power is vested in J. Kirk Glenn, Jr., the Trustee of each trust.
(17) Includes 1,826,100 shares held by the Estate of David Belk Cannon. Voting and investment power is shared by the co-Executors who are J. Kirk Glenn, Jr., Eugene R. Matthews and Betty F. Buchanan.
(18) Includes 166,707 shares held by First Union National Bank of N. C., B. Frank Matthews, II and Annabelle Z. Royster, Co-Trustees under the Will of
     J. H. Matthews, Jr. The Co-Trustees named have voting and investment power with respect to such shares.
(19) Includes 76,728 shares held by Robinson Investment Company.
(20) Includes 81,787 shares held by his wife, Betty C. Matthews.
(21) Includes 664 shares held by Elizabeth M. Welton Estate, 22,782 shares held by Elizabeth Matthews Welton Family Limited Partnership and 232,196 shares held by Elizabeth Matthews Welton Family Limited Partnership Phase II. B. Frank Matthews, II, Mrs. Welton's brother, is the Executor of her estate, and has voting and investment power with respect to such shares.
(22) Includes 289,876 shares held by his wife, Lucy S. Kuhne.

     The Company does not have employment agreements with any of the named executive officers.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth certain information as of April 15, 1999 concerning persons known to the Board to be a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of Class A Common Stock. No person beneficially owns 5% or more of the Class B Common Stock, other than as set forth under "Management Common Stock Ownership."

                                                                 SHARES OF
                                                               CLASS A COMMON
                                                                   STOCK
NAME AND ADDRESS(1)                                        BENEFICIALLY OWNED(2)    PERCENT OF CLASS(3)
-------------------                                        ----------------------   --------------------
Leroy Robinson(4)(5)(6)..................................        5,439,196                   9.9%
Katherine McKay Belk(4)(5)(6)(8)(9)......................        7,057,005                  12.8
Katherine Belk Morris(4)(5)(6)(7)(10)....................        7,078,112                  12.8

---------------

(1) The address of each of the above persons is 2801 West Tyvola Road, Charlotte, North Carolina 28217-4500.
(2) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as of which he has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named have sole voting and investment power with respect to all shares of Class A Common Stock shown as being beneficially owned by them.
(3) 55,196,065 shares of Class A Common Stock were outstanding as of April 15, 1999.
(4) Includes 1,484,374 shares held by Brothers Investment Company, which corporation is equally owned by John M. Belk and the Estate of Thomas M. Belk. Voting and investment power is shared by John M. Belk, Katherine McKay Belk, Katherine Belk Morris, Thomas M. Belk, Jr., H. W. McKay Belk, John R. Belk and Leroy Robinson.
(5) Includes 444,212 shares held by Milburn Investment Company, of which the Estate of Thomas M. Belk is the sole shareholder. Voting and investment power is shared by the Executors of the Estate, John M. Belk, Katherine McKay Belk, Katherine Belk Morris, Thomas M. Belk, Jr., H. W. McKay Belk, John R. Belk and Leroy Robinson.
(6) Includes 3,510,610 shares held by Thomas M. Belk, Trustee dated September 15, 1993. Voting and investment power is shared by the Trustees, who are John M. Belk, Katherine McKay Belk, Katherine Belk Morris, Thomas M. Belk, Jr., H. W. McKay Belk, John R. Belk and Leroy Robinson.
(7) Includes 235,826 shares held by Katherine Belk Morris as custodian for her minor children and 29,947 shares held by her husband, Charles Walker Morris.
(8) Includes 568,621 shares held by Katherine M. Belk as custodian for her minor grandchildren.
(9)  Includes 136,293 shares held by The Katherine and Thomas M. Belk
     Foundation.
(10) Includes 234,022 shares held by Mary Claudia Belk Irrevocable Trust dated January 22, 1999. Voting and investment power is shared by the Co-Trustees, who are Katherine Belk Morris, Susan N. Jamison and Wachovia Bank, N.A.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (referred to herein as the "named executive officers") for the fiscal years ended January 31, 1998 and January 30, 1999.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION(2)(3)
                                               -----------------------------------------
                                     FISCAL                               OTHER ANNUAL        ALL OTHER
NAME AND PRINCIPAL POSITION(1)       YEAR(4)   SALARY($)(5)   BONUS($)   COMPENSATION($)   COMPENSATION($)
------------------------------       -------   ------------   --------   ---------------   ---------------
John M. Belk.......................   1999       $520,000     $320,840     $323,565(6)
  Chairman; Chief Executive           1998        500,000      180,000      248,893(6)
  Officer; Director
Thomas M. Belk, Jr.................   1999        364,000      184,912       12,000(7)
  President, Store Divisions and      1998        350,000      125,000       10,578(7)
  Real Estate; Director
H. W. McKay Belk...................   1999        364,000      184,912       12,000(7)
  President, Merchandising and        1998        350,000      125,000       10,578(7)
  Marketing; Director
John R. Belk.......................   1999        364,000      184,912       12,000(7)
  President, Finance, Systems         1998        350,000      125,000       10,578(7)
  and Operations; Director
Ralph A. Pitts.....................   1999        416,000       47,385       12,000(7)       $200,000(8)
  Executive Vice President;           1998        387,000       50,000       11,250(7)
  General Counsel and Secretary

---------------

(1) The principal position given for each of the named executive officers is the principal position held as of January 30,1999.
(2) All amounts reflect compensation paid by BSS unless otherwise indicated.
(3) Does not include retirement benefits under the Supplemental Pension Plan (as defined herein) or the Pension Plan (as defined herein) (except for payments to John M. Belk). See "Supplemental Pension Plan" and "Pension Plan."
(4) Fiscal year 1999 is the year ended January 30, 1999. Fiscal year 1998 is the year ended January 31, 1998.
(5) For the fiscal year ending January 29, 2000, the salary for Mr. John M. Belk will be $700,000; the salary for Messrs. Thomas M. Belk, W. H. McKay Belk and John R. Belk will be $515,000; and the salary for Mr. Ralph A. Pitts will be $450,000.
(6) Reflects (i) the value of insurance premiums paid by certain of the Belk Companies in the amount of $100,000 in fiscal year 1999 and $20,000 in fiscal year 1998 with respect to a split-dollar life insurance policy for the benefit of Mr. John M. Belk and his wife, Mrs. Claudia W. Belk, (ii) $12,329 in fiscal year 1999 and $8,773 in fiscal year 1998 of benefits paid by BSS under the Belk Profit Sharing Plan (as defined herein), (iii) $36,982 in fiscal year 1999 and fiscal year 1998 of benefits paid by BSS under the Pension Plan (as defined herein), (iv) $90,453 in fiscal year 1999 and $99,337 in fiscal year 1998 of above-market interest earned by Mr. Belk on compensation deferred in prior fiscal years pursuant to the Deferred Compensation Plan (as defined herein) and (v) $83,801 in fiscal year 1999 and fiscal year 1998 of benefits paid by BSS under the Supplemental Pension Plan (as defined herein).
(7) Reflects benefits paid by BSS under the 401(k) Savings Plan. See "401(k) Savings Plan."
(8) Reflects a special bonus paid following the reorganization of the Belk Companies into Belk, Inc. (the "Reorganization"), which was completed on May 2, 1998. Mr. Pitts also was granted 6,000 shares of Class B Common Stock.

PENSION PLAN

     The Company maintains a pension plan (the "Pension Plan") which covers all eligible employees of the Company. Benefits are based primarily on years of service and the employees' compensation, subject to limitations under the Code. The compensation covered by the Pension Plan for an employee will be an amount equal to (a) the total cash compensation paid to such employee by his employer through his payroll account during designated base years and reported on his Form W-2; plus (b) all elective pre-tax contributions made for him under any defined contribution plan sponsored by his employer; plus (c) all pre-tax medical premiums paid on his behalf under Section 125 of the Code; and excluding
(d) all taxable fringe benefits reported on his Form W-2. The Company's policy is to fund the plan to satisfy the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"). Generally, an employee is entitled upon retirement to annual payments for each year of service in accordance with a set formula comprised of both a basic benefit (specified dollar amount) and a supplemental benefit. Current annual payments of $36,982 are made to Mr. John M. Belk and the estimated benefits payable upon retirement at normal retirement age for each other named executive officer as of January 30, 1999 are $66,088, $66,670, $67,650 and $57,392 for Messrs. Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Ralph A. Pitts, respectively.

SUPPLEMENTAL PENSION PLAN

     The Company maintains a supplemental executive retirement plan (the "Supplemental Pension Plan") which covers a select group of management and highly compensated employees (the "Covered Employees"). The following table sets forth estimated annual target benefits available upon retirement with regard to the Supplemental Plan.

                                                              YEARS OF SERVICE(1)
                                              ----------------------------------------------------
REMUNERATION(2)                                  15         20         25         30         35
---------------                               --------   --------   --------   --------   --------
$300,000....................................  $ 75,000   $112,500   $150,000   $187,500   $225,000
 350,000....................................    87,500    131,250    175,000    218,750    262,500
 400,000....................................   100,000    150,000    200,000    250,000    300,000
 500,000....................................   125,000    187,500    250,000    315,800    375,000
 600,000....................................   150,000    225,000    300,000    375,000    450,000
 750,000....................................   187,500    281,250    375,000    468,750    562,500
 900,000....................................   225,000    337,500    450,000    562,500    675,000

---------------

(1) As of January 30, 1999, Mr. John M. Belk has the maximum of 35 credited years of service; Mr. Thomas M. Belk, Jr. has an estimated 18 credited years of service; Mr. H.W. McKay Belk has an estimated 20 credited years of service; Mr. John R. Belk has an estimated 14 credited years of service; and Mr. Ralph A. Pitts has an estimated three credited years of service.
(2) The compensation covered by the Supplemental Pension Plan includes base salary and any bonus and directors fees received. For each of the named executive officers, the current compensation covered by the Supplemental Pension Plan does not differ by more than 10% from the amount listed in the "Salary" column of the Summary Compensation table.

     The Supplemental Pension Plan is maintained primarily for the purpose of providing supplemental retirement benefits for the Covered Employees. The Covered Employees have a nonforfeitable right to receive a supplemental pension upon five years of service in the covered position. Generally, the amount of the supplemental pension to which a Covered Employee is entitled is an annual target amount computed in the form of a single life annuity equal to 2.5% of his Final Average Earnings for each year of service (in excess of five) up to a maximum of 35 years, reduced by any amounts received due to the Pension Plan and Primary Social Security Benefits. "Final Average Earnings" for purposes of the Supplemental Pension Plan is the average of the Covered Employee's salary for the highest five years of the last ten years of credited service.

401(K) SAVINGS PLAN

     BSS (which compensates the named executive officers) maintained a profit sharing plan until December 31, 1997, when it was terminated and its participants' account balances were transferred to a 401(k) savings plan (the "Belk 401(k) Savings Plan" or "Plan"), which was adopted by the Company as of January 1, 1998. The former profit sharing plan and the Belk 401(k) Savings Plan are substantially identical with respect to participation, vesting and benefits. All employees of BSS (including officers and directors who are employees) may participate in the Plan after one year of service (1,000 hours) with BSS. Participating employees may make pre-tax and after-tax contributions, subject to limitations under the Code, of a percentage (not to exceed 15%) of their total compensation and such amounts (and the earnings thereon) are fully vested at all times. As part of the Plan, BSS makes contributions of (a) 1 1/2% of annual compensation towards a "Fully Vested Employer Contributions Account," which contributions are fully vested (including the earnings thereon); and (b) 100% "matching" of participating employees' contributions, up to 6% of annual compensation, towards a "Basic Employer Contributions Account," which contributions become fully vested after five years of service (including the earnings thereon) or upon the employee's death, total disability or retirement.

DEFERRED COMPENSATION PLAN

     The Company maintains a deferred compensation plan (the "Deferred Compensation Plan"). Members of senior management of the Company whose annual compensation from the Company exceeds $80,000 may participate in the Deferred Compensation Plan. Participants in the Deferred Compensation Plan may elect to defer a portion of their regular compensation subject to certain limitations prescribed by the Deferred Compensation Plan. Eligible employees may enroll in the Deferred Compensation Plan every four years. The Company is required to pay interest on the participant's deferred compensation at various rates between 8% and 15% per annum.

EXECUTIVE OFFICERS

                                                                                      EXECUTIVE
NAME                                   AGE                 POSITION                 OFFICER SINCE
----                                   ---                 --------                 -------------
James M. Berry.......................  68    Executive Vice President, Finance          1998
Ralph A. Pitts.......................  45    Executive Vice President, General          1998
                                             Counsel and Secretary
William L. Wilson....................  51    Executive Vice President, Real Estate      1998
                                             and Store Planning
Bill R. Walton.......................  50    Senior Vice President, Treasurer and       1998
                                               Controller

     The executive officers set forth above are in addition to those executive officers who also serve as directors of the Company. See "Directors."

     James M. Berry. Mr. Berry has served as Executive Vice President, Finance of the Company since May 1998. Mr. Berry has been Executive Vice President, Finance of BSS since 1995. From 1993 to 1995, he was retired. From 1988 to 1992, Mr. Berry was Vice Chairman for NationsBank, Texas, N.A., a banking company. Mr. Berry currently serves on the Board of Directors of Williams-Sonoma Corporation, HCC Insurance Holdings, Inc. and Mecklenburg County Council of the Boy Scouts of America. Mr. Berry has also served on the Board of Directors of NationsBank Houston (Vice Chairman), NationsBank, Texas, N.A., Houston Casualty Company, The Museum of Fine Arts, The Houston Museum of National Science, Central Houston, Inc., the Metropolitan Board of the YMCA of the Greater Houston Area, The Greater Houston Partnership and Junior Achievement of Southeast Texas.

     Ralph A. Pitts. Mr. Pitts has served as Executive Vice President, General Counsel and Secretary for the Company since May 1998. Mr. Pitts has been Executive Vice President and General Counsel of BSS since 1995. From 1985 to 1995, he was a partner in the law firm of King & Spalding in Atlanta, Georgia. Mr. Pitts serves on the Boards of Central Piedmont Community College, the Johnston Memorial YMCA, the Mecklenburg County Council of the Boy Scouts of America and the Mint Museum of Art.

     William L. Wilson. Mr. Wilson has served as Executive Vice President, Real Estate and Store Planning for the Company since May 1998. Mr. Wilson has been Executive Vice President, Real Estate of BSS since 1992. From 1989 to 1992, he was Senior Vice President, Real Estate for BSS.

     Bill R. Walton. Mr. Walton has served as Senior Vice President, Treasurer and Controller of the Company since May 1998. Mr. Walton has been Senior Vice President and Controller of BSS since 1992. He also became the Treasurer of BSS in 1997. From 1987 to 1992, he was Vice President and Controller of BSS. Mr. Walton is a Certified Public Accountant.

REPORT ON EXECUTIVE COMPENSATION

  General

     The Company was formed subsequent to the beginning of the fiscal year and does not have a Compensation Committee. Compensation paid to the Company's principal executive officers, including the named executive officers, for the fiscal year ended January 31, 1999, was paid by BSS. The general policies under which such compensation was paid were determined by BSS prior to the Reorganization and subsequently were reviewed with the directors of the Company.

     The Company's compensation philosophy is a "pay for performance" model designed to attract and retain highly qualified executives and to align their financial interests with those of the Company's stockholders. The Company's specific objectives in determining compensation are (i) to provide appropriate incentives designed to assist in assuring that the Company achieves its revenue and earnings objectives; (ii) to ensure that the Company is able to attract and retain loyal, high quality management; and (iii) to increase stockholder value. The Company believes that executive pay should correlate to the level of responsibility and performance of the executive on an individual basis.

     Annual executive compensation is comprised of a base salary and a possible cash incentive bonus. The base salary for each executive is intended to reflect the scope of responsibilities and duties of that executive on an annual basis. Annual base salary adjustments are based upon performance measured against the accomplishment of individual goals. Payment of the cash incentive bonus is determined by the Company's sales and earnings performance measured against predetermined budgetary targets. The cash bonus is computed as a percentage of the executive's base salary determined by the extent to which the Company achieves those goals. The annual salary and bonus earned by each of the named executive officers for the fiscal year ended January 30, 1999, is reflected in the Summary Compensation Table. As indicated, Mr. Pitts received an additional cash bonus and stock grant related to the successful reorganization of the Belk Companies. See "Summary Compensation Table."

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     John M. Belk has served as Chairman and Chief Executive Officer of the Company since its formation in May 1998. The Company's sales volume and net operating income for the fiscal year ended January 30, 1999, increased by 5.9% and 8.5%, respectively, over fiscal year 1998, and the percentage increase in comparable store sales of 2.8% was the highest for the Belk stores since fiscal year 1994. Mr. Belk provided strong and consistent leadership during a time of enormous change in the Belk department store organization, including the reorganization and merger of all the Belk Companies and the creation of the Company.

     Mr. Belk does not have an employment agreement with the Company. Mr. Belk's compensation for the fiscal year ended January 30, 1999, followed the model outlined above. Mr. Belk's base salary was $520,000 with a cash incentive bonus of $180,000. In addition, Mr. Belk received compensation in the form of insurance premiums paid by the Company, benefits paid under the 401(k) Savings Plan and Pension Plan and above-market interest earned on compensation deferred in prior fiscal years pursuant to the Company's Deferred Compensation Plan. See "Summary Compensation Table," "Supplemental Pension Plan," "401(k) Savings Plan" and "Deferred Compensation Plan."

     Section 162(m) of the Internal Revenue Code ("Code") limits the tax deductibility of compensation in excess of $1 million paid to the named executive officers unless the payments are made under a performance based plan as defined in Section 162(m) of the Code. The Company believes that the payments to Mr. Belk, and the other named executive officers, earned during the fiscal year ended January 30, 1999, meet the requirements of deductibility as specified in the Code. The Company intends to continue to compensate the Chief Executive Officer in such a manner that maximizes the allowable deductions under the Code while providing executive compensation that will remain competitive in the industry.

BENEFITS

     Benefits offered to key executives serve a different purpose than do other elements of total compensation. In general, they are designed to provide a safety net of protection against financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company. Benefits offered to key executives are largely those offered to the general employee population, with some variation, primarily to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

CONCLUSION

     The Company intends to continue to operate under, and to adjust as necessary, its compensation policies and practices to assure that they are consistent with the goals and objectives of the Company, with the primary mission of increasing long-term stockholder value.

Board of Directors of Belk Stores Services, Inc.:     John M. Belk, Chairman
                                                      J. Kirk Glenn, Jr.
                                                      Thomas M. Belk, Jr.
                                                      H.W. McKay Belk
                                                      John R. Belk

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Several of the members of the Board of Directors of Belk Stores Services, Inc. who participated in discussions regarding executive compensation for fiscal year 1999 have relationships with the Company and its subsidiaries that are in addition to their service as members of the Board of Directors of Belk Stores Services, Inc. The following officers of the Company participated in deliberations of the Board of Directors of Belk Stores Services, Inc. concerning executive officer compensation:

     Mr. John M. Belk has been Chairman of the Board and Chief Executive Officer of the Company since May 1998. Mr. Belk is also Chairman of the Board and Chief Executive Officer of BSS.

     Mr. Thomas M. Belk, Jr. has been President, Store Divisions and Real Estate of the Company since May 1998. Mr. Belk is also Vice Chairman of BSS, and was President of most of the Belk Companies from March 1997 to May 1998.

     Mr. H.W. McKay Belk has been President, Merchandising and Marketing of the Company since May 1998. Mr. Belk was also Vice Chairman of most of the Belk Companies from March 1997 to May 1998 and is currently President and Chief Merchandising Officer of BSS.

     Mr. John R. Belk has been President, Finance, Systems and Operations of the Company since May 1998. Mr. Belk was Vice Chairman of most of the Belk Companies until May 1998 and currently serves as President and Chief Operating Officer of BSS.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Neither the Class A Common Stock nor the Class B Common Stock was traded on a public market during any part of fiscal year 1999. Accordingly, the stock performance graph comparing the cumulative total shareholder return against cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Comparable Industry has been omitted.

CERTAIN TRANSACTIONS

  General

     Prior to May 2, 1998, the Belk Companies were historically managed as a private family business owned primarily by members of the Belk family and local partner families and, as such, members of the Belk family and other members of management and their affiliates have entered into various transactions during the last fiscal year with various Belk Companies. In addition, pursuant to the Reorganization, the Company assumed the obligations of certain of the Belk Companies that were engaged in such transactions with management of the Company. The Company believes that all such transactions were on terms no less favorable to the Belk Companies and the Company than terms available from unrelated parties for comparable transactions.

  Certain Transactions with Management

     The Company is a party to a Lease Agreement dated March 13, 1969 with PMC, Inc. ("PMC"), pursuant to which PMC leased to one of the Belk Companies the building which was used by such Belk Company as the site of the Belk store in Smithfield, North Carolina (the "PMC Lease"). The PMC Lease expired in January 1998. Total rent paid by such Belk Company in calendar year 1997 and through March 1998 was $172,847. Mr. Karl G. Hudson, Jr. was the President and a director of PMC, and Mr. Hudson and his immediate family beneficially own approximately 12% of the voting stock of PMC. Mr. Hudson is a director of the Company. Mr. John M. Belk serves as a director of PMC and owns approximately 1.5% of the voting stock of PMC. Mr. Belk is the Chairman, Chief Executive Officer and a director of the Company.

     The Company is a party to a contract with Godwin Elevator Company for equipment maintenance in its Raleigh, North Carolina division. The total amount paid by the Company for services under this contract in calendar year 1998 was $87,245. Catherine H. Godwin, the daughter of Karl G. Hudson, Jr., is an officer and owns in excess of 10% of Godwin Elevator Company.

     On January 25, 1999, the Company settled dissent proceedings with respect to the capital stock of various Belk Companies involved in the Reorganization with Mrs. Sarah Belk Gambrell, a director of the Company, and Mrs. Sarah Gambrell Knight, daughter of Sarah Belk Gambrell, for aggregate consideration of $35,000,000 and $15,000,000, respectively.

  Indebtedness of Management

     Belk Finance Company agreed to purchase loans made by Wachovia Bank, N.A. on April 23, 1996 to Mr. Thomas M. Belk, Jr. (the "Tim Belk Loan") and by NationsBank, N.A. on April 19, 1996 to Mr. H.W. McKay Belk (the "McKay Belk Loan"), both in the amount of $800,000 from such banks in the event of default on such loans. Both the Tim Belk Loan and the McKay Belk Loan were made to finance the acquisition by Messrs. Belk and Belk of stock in various Belk Companies. Each Loan bore interest at the prime rate as established by the Federal Reserve Bank, less 0.5% per annum, payable quarterly, and matured on May 1, 1998. Both Loans were repaid in full as of May 1, 1998 and Belk Finance Company was released from its repurchase obligation in connection with such repayment. Mr. Thomas M. Belk, Jr. and Mr. H.W. McKay Belk are both executive officers and directors of the Company.

     Belk Finance Company agreed to purchase a loan made by Wachovia Bank, N.A. on August 1, 1997 to Brothers Investment Company (the "Brothers Investment Loan") in the amount of $5 million from such bank in the event of a default on such loan. The Brothers Investment Loan was made to refinance accumulated debt of Brothers Investment Company. The Brothers Investment Loan bears interest at the prime rate as established by the Federal Reserve Bank, less 0.5% per annum, payable quarterly, and matures on July 31, 1999. On April 1, 1999, the Brothers Investment Loan was outstanding in the principal amount of $5 million. John M. Belk, Chairman, Chief Executive Officer and a director of the Company, owns 50% of

Brothers Investment Company and is a director of Brothers Investment Company. The Company has assumed the obligation of Belk Finance Company in connection with the Reorganization.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than ten percent (10%) of the Common Stock to file certain reports with respect to each such persons's beneficial ownership of the Common Stock, including statements of changes in beneficial ownership on Form 4. In addition,
Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Based solely upon a review of Forms 3 and 4 and amendments thereto, all such persons complied with the applicable reporting requirements.

                       SELECTION OF INDEPENDENT AUDITORS

     KPMG LLP served as the independent auditor of the Company for the fiscal year ended January 30, 1999. One or more representatives of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions. The Board has not engaged an independent auditor for the Company's fiscal year ending January 29, 2000.

                         ANNUAL REPORT TO STOCKHOLDERS

     The annual report of the Company for the year ended January 30, 1999 accompanies this Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide copies of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission (the "Annual Report"), to eligible stockholders upon request at no cost to such stockholders. The Company will also provide copies of the exhibits to the Annual Report to eligible stockholders upon request, for which the Company may impose a reasonable fee. Requests for copies of either the Annual Report or the exhibits thereto should be mailed to:

                            Belk, Inc.
                            2801 West Tyvola Road
                            Charlotte, North Carolina 28217
                            Attention: Ralph A. Pitts, Executive Vice President,
                                   General Counsel and Secretary

STOCKHOLDER PROPOSALS

     Any stockholder proposals intended to be presented at the Company's 2000 Annual Meeting of Stockholders in accordance with Rule 14a-8 of the Exchange Act must be received by the Company no later than January 2, 2000 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board in connection with such meeting.

     Stockholder proposals brought before the Company's 2000 Annual Meeting of Stockholders other than in accordance with Rule 14a-8 must satisfy the requirements of the Certificate. To be timely, notice of such proposal must be given to the secretary of the Company not less than 60, nor more than 90 days prior to the meeting, unless less than 70 days' notice of the meeting is provided to stockholders, in which case notice must be received by the secretary no later than ten days after the date notice of the meeting is mailed or publicly disclosed by the Company. The notice must address the specific information set forth in the Certificate.

     The Company shall retain discretion to vote proxies on a proposal filed within the above deadlines provided (i) the Company includes advice on the nature of the proposal and how the Company intends to exercise its voting discretion in the proxy statement and (ii) the proponent of such proposal does not issue a proxy statement.

OTHER MATTERS

     The Board knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the person named in the proxy will vote such proxy in accordance with his judgment.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. The Company also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Common Stock.

                                          By Order of the Board of Directors,
                                          /s/ Ralph A. Pitts
                                          Ralph A. Pitts
                                          Executive Vice President,
                                          General Counsel and Secretary

Charlotte, North Carolina
May 3, 1999

PROXY                                                                      PROXY

                                   BELK, INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS ON MAY 26, 1999

    The undersigned hereby appoints John M. Belk, Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Belk, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Wednesday, May 26, 1999, at 11:00 a.m., local time, at 2801 West Tyvola Road, Charlotte, North Carolina 28217, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

   TO ELECT THREE (3) DIRECTORS, WHOSE TERMS WILL EXPIRE AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS.

    [ ]   FOR ALL NOMINEES LISTED (EXCEPT  [ ]   WITHHOLD AUTHORITY TO
          AS MARKED TO THE CONTRARY)             VOTE FOR ALL NOMINEES LISTED

                              THOMAS M. BELK, JR.
                              J. KIRK GLENN, JR.
                              SARAH BELK GAMBRELL

  (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.

MAY   , 1999

                                                  ------------------------------

                                                  ------------------------------

                                                  Please sign exactly as your
                                                  name or names appear hereon.
                                                  Where more than one owner is
                                                  shown above, each should sign.
                                                  When signing in a fiduciary or
                                                  representative capacity,
                                                  please give full title. If
                                                  this proxy is submitted by a
                                                  corporation, it should be
                                                  executed in the full corporate
                                                  name by a duly authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.